CASCADE CORPORATION                                                 EXHIBIT 11.


Computation of Earnings Per Share
(In thousands except per share data)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                        QUARTER ENDED OCTOBER 31
                                                      1999                                              1998
                                    --------------------------------------------       --------------------------------------------
                                                                   PER SHARE                                          PER SHARE
                                       INCOME          SHARES        AMOUNT               INCOME          SHARES        AMOUNT
                                     (Numerator)    (Denominator)                       (Numerator)    (Denominator)
                                    --------------------------------------------       --------------------------------------------
Net income                                $ 1,340                                            $ 6,025

Less:  preferred stock dividend               (82)                                              (140)
                                    --------------                                     --------------

BASIC EPS
Income available to
    common shareholders                     1,258          11,440        $ 0.11                5,885           11,699       $ 0.50
                                                                   =============                                      =============

Effect of dilutive securities
Manditorily redeemable convertible
     preferred stock                           80             800                                110            1,100

Exchangeable preferred stock                    2             109                                 30              305

Incentive stock options                        --              --                                 --               --
                                    -------------- ---------------                     -------------- ---------------

DILUTED EPS
Income available to common
    shareholder plus assumed
    conversions                           $ 1,340          12,349        $ 0.11              $ 6,025          13,104        $ 0.46
                                    ============== =============== =============       ============== =============== =============



                                                                     NINE MONTHS ENDED OCTOBER 31
                                                      1999                                              1998
                                    --------------------------------------------       --------------------------------------------
                                                                   PER SHARE                                          PER SHARE
                                       INCOME          SHARES        AMOUNT               INCOME          SHARES        AMOUNT
                                     (Numerator)    (Denominator)                       (Numerator)    (Denominator)
                                    --------------------------------------------       --------------------------------------------
Net income                                $ 9,892                                           $ 18,330

Less:  preferred stock dividend              (299)                                              (423)
                                    --------------                                     --------------

Basic EPS
Income available to
    common shareholders                     9,593          11,462         $ 0.84              17,907          11,801        $ 1.52
                                                                   =============                                      =============

Effect of dilutive securities
Manditorily redeemable convertible
     preferred stock                          240             800                                330           1,100

Exchangeable preferred stock                   59             238                                 93             312

Incentive stock options                        --              --                                 --              --
                                    -------------- ---------------                     -------------- ---------------

DILUTED EPS
Income available to common
    shareholder plus assumed
    conversions                           $ 9,892          12,500        $ 0.79             $ 18,330          13,213        $ 1.39
                                    ============== =============== =============       ============== =============== =============
